Exhibit 4.2

SUBSCRIPTION AGREEMENT

October 30, 2009

The Board of Directors
Assure Data, Inc.
6680 Yosemite
Dallas, Texas 75214

Gentlemen:

1.

Subscription. On the terms set forth below, the undersigned hereby subscribes for 6,680,000 shares of Common Stock (the “Shares”) of Assure Data, Inc., a Nevada corporation (the “Company”) for a total purchase price of $110,000. In connection with such subscription, the undersigned hereby tenders to the Company two executed counterparts of this Subscription Agreement. Assure Data, Inc.’s acceptance of this Agreement will be signified by executing the acknowledgment on the appropriate page of each copy hereof tendered by the undersigned and causing one such acknowledged copy to be returned to the undersigned.

2.

Delivery of Information. The undersigned acknowledges constructive receipt of the Company’s disclosure materials on file with the Securities and Exchange Commission (the “SEC”). In addition, the undersigned has received all other information deemed material by the Subscriber to the making of an informed decision whether to invest in the Company.

3.	Representations, Warranties, and Covenants of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company as follows:

(a)

The undersigned understands that the following information is being furnished to determine whether sales of the Shares may be made to the undersigned pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”) and applicable state securities laws. The undersigned understands that the information contained herein will be relied upon for purposes of such determination and the Shares will not be registered under the 1933 Act in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act. The undersigned represents and warrants to the Company and its officers, directors, agents and employees that (i) the information contained herein is complete and accurate and may be relied upon by such parties and (ii) the undersigned will notify the Company immediately of any change in any of such information occurring prior to the closing of the purchase of any Shares by the undersigned. All information furnished herein or hereby is for the sole use of the Company and the Company’s representatives and counsel and will be held in confidence by such persons, except that this Agreement may be furnished to such parties as may be deemed desirable to establish compliance with federal, state or foreign securities laws.

(b)

The undersigned is an “accredited investor”, as defined in Regulation D as promulgated pursuant to the 1933 Act, and certain state securities laws, and has initialed each of the following definitions which are applicable to the undersigned. The undersigned is (initial at least one):

Initial	(i)

A bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

Initial	(ii)	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

Initial	(iii)

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

Initial	(iv)	A director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
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Initial	(v)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

Initial	(vi)

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Initial	(vii)

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

Initial	(viii)	An entity in which all of the equity owners are accredited investors.

(c)

The undersigned has adequate net worth and means of providing for his/her current needs and possible personal contingencies, and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Shares for which the undersigned hereby subscribes. The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold his Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of his entire investment in the Company in the event such loss should occur. The overall commitment by the undersigned to investments that are not readily marketable is not disproportionate to his net worth, and his acquisition of Shares will not cause such overall commitment to become excessive.

(d)	The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Shares.

(e)	The undersigned confirms that all documents, records, and books pertaining to the undersigned’s proposed investment in the Company have been made available to the undersigned.

(f)

The undersigned has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on the Company’s behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the undersigned.

(g)

The Shares for which the undersigned hereby subscribes will be acquired for the undersigned’s own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the 1933 Act, and the undersigned does not now have any reason to anticipate any change in the undersigned’s circumstances or other particular occasion or event which would cause the undersigned to sell his Shares.

(h)

The undersigned represents that it has been called to his/her attention, that an investment in the Shares involves a high degree of risk which may result in the loss of the total amount of the undersigned’s investment.

(i)

The undersigned is now a bona fide individual resident of the state set forth herein and the address and social security number or federal tax identification number set forth herein is the true and correct residence and social security number or federal tax identification number of the undersigned. The undersigned has no present intention of becoming a resident of any other state or jurisdiction.

(j)

The undersigned acknowledges that the Company has made available to the undersigned or the undersigned’s personal advisors the opportunity to obtain additional information to verify the accuracy of the information contained in the disclosure materials and to evaluate the merits and risks of this investment, including, but not limited to, the income tax consequences of the investment. The undersigned represents that, by reason of his/her business and financial experience, the undersigned has acquired the capacity to protect his/her own interest in investments of this nature. In reaching the conclusion that the undersigned desires to acquire the Shares, the undersigned has carefully evaluated his/her financial resources and investment position and the risks associated with this investment and acknowledges that he/she is able to bear the economic risks of this investment.

(k)

The Shares has been offered to the undersigned without any form of general solicitation or advertising of any type by or on behalf of the Company or any of its officers, directors, employees or agents, or any other person.

(l)

The undersigned understands that neither the SEC nor any securities administrator of any state has made any finding or determination relating to the fairness of an investment in the Shares and that neither the SEC nor any securities administrator of any state has or will recommend or endorse any offering of the Shares.

4.

Limitation on Transfer of Shares. The undersigned acknowledges that he/she is aware that there are substantial restrictions on the transferability of the Shares. The Shares will not be registered under the 1933 Act or of applicable state securities laws, and the Shares may not be, and the undersigned agrees that it shall not be, sold unless such sale is registered or exempt from such registration under the 1933 Act or state securities laws or regulations. The undersigned also acknowledges that he/she shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing an opinion in connection therewith.

5.

Compliance with Securities Laws. The undersigned understands and agrees that the following restrictions and limitations are applicable to the undersigned’s purchase and resale or other transfers of the Shares pursuant to the 1933 Act.

	(a)	The undersigned agrees that the Shares shall not be sold or otherwise transferred unless the Shares are registered under the 1933 Act and state securities laws or are exempt therefrom.

	(b)	A legend in substantially the following form has been or will be placed on the certificate(s) or other document(s), if any, evidencing the Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OF THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(c)

Stop transfer instructions have been or will be imposed with respect to the Shares so as to restrict resale or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (b) above.

6.	Closing Conditions. In connection with the closing of the sale of the Shares (the “Closing), the partners shall take the following actions:

	(a)	At least ten days prior to Closing, the Company shall mail an information statement to its stockholders pursuant to SEC Rule 14(f)(1).

	(b)	At the Closing, the existing directors of the Company shall resign and shall elect two or three nominees of the undersigned to fill the vacancies on the board resulting form such resignations.

(c)

The Company shall file a Form 8-K within four business days after the Closing disclosing the sale of the Shares, the change of control of the Company and the Consulting Agreement as a material contract.

(d)

The Company shall enter into a Consulting Agreement with Halter Capital Corporation in the form attached as Exhibit A. Halter Capital Corporation will assign to the undersigned the Option Agreements dated April 11, 2007 with the principals of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence his subscription for the Shares set forth below:

Shares To Be Registered as follows:

8593 Macon Road	/s/ Timothy Barham
Address	Signature

Cordova, TN 38018	Timothy Barham
Name(s) typed or printed

Withheld
Tax I.D. or Social Security Number

Subscription accepted:

ASSURE DATA, INC.

By: /s/ Bob Lisle
Bob Lisle, President